Exhibit 99.1

Protalix BioTherapeutics Sets Record Date for Annual Meeting of Shareholders

CARMIEL, Israel, March 16, 2012/GlobeNewswire/Protalix BioTherapeutics, Inc. (NYSE-AMEX:PLX, TASE:PLX), announced today that its board of directors has set May 5, 2012, as the record date for shareholders entitled to receive notice of, and to vote at, the Company’s 2012 Annual Meeting of Shareholders. It is currently anticipated that the Company’s 2012 Annual Meeting of Shareholders will be held on or around June 25, 2012, in Tel Aviv, Israel. The final date and location of the meeting will be announced in the proxy statement to be filed and distributed by the Company in connection with the meeting.

In order for a proposal to be considered timely, it must be received by the Company on or prior to May 5, 2012 at its principal executive offices at 2 Snunit Street, Science Park, POB 455, Carmiel 20100, Israel. Proposals should be directed to the attention of the Secretary.

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and mail to its shareholders a proxy statement in connection with the 2012 Annual Meeting of Shareholders, and advises its shareholders to read the proxy statement relating to the 2012 Annual Meeting of Shareholders when it becomes available, as it will contain important information. Shareholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the Company files with the SEC via the SEC’s web site at www.sec.gov. The proxy statement and these other documents, when available, may also be obtained free of charge from the Company by directing a request to the Company at 2 Snunit Street, Science Park, POB 455, Carmiel 20100, Israel, Attention: Secretary.

The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the 2012 Annual Meeting of Shareholders. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the other filings by the Company with the SEC.

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx(R). Protalix's unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner in an environment free of mammalian components and viruses. Protalix's lead compound, taliglucerase alfa, an enzyme replacement therapy for the treatment of Gaucher disease, completed phase III development. Marketing applications for taliglucerase alfa have been filed in the United States, Europe, Israel, Brazil and Australia. The U.S. Food and Drug Administration granted Protalix a Prescription Drug User Fee Act (PDUFA) target action date of May 1, 2012 for taliglucerase alfa. Protalix's development pipeline also includes the following product candidates: PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; pr-antiTNF, a similar plant cell version of etanercept (Enbrel(R)) for the treatment of certain immune diseases such as rheumatoid arthritis, juvenile idiopathic arthritis, ankylosing spondylitis, psoriatic arthritis and plaque psoriasis; and others.

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Media Contact

Jennifer Conrad or Kari Watson
MacDougall Biomedical Communications
781-235-3060
jconrad@macbiocom.com
kwatson@macbiocom.com

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